NUMBER

*****

E-Home Household Service Holding Limited

SHARES

*****

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

$0.0001 PAR VALUE ORDINARY SHARES

CUSIP:

ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of *****

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF
E-Home Household Service Holding Limited

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: *****

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

Chief Executive Officer

By:______________________________
AUTHORIZED SIGNATURE